U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	91-1903590

(State or jurisdiction of incorporation or organization	(I.R.S. Employer I.D. No.)

563 Old Pretoria Road	S9 1658
Midrand, South Africa	(Zip Code)

(Address of principal executive offices

Registrant's telephone number: 2783-785-4584

NONE

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(Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations Item 1.01: Entry into a Material Definitive Agreement

On October 21, 2005, the Registrant entered into an agreement and plan of merger with Celtron Acquisition Corp., Buytron, Inc., Alanda Family Trust and Opus International, LLC. Prior to the merger, which closed on November 1, 2005, Buytron, Inc. owned 14,000,000 shares of the Registrant. Buytron, Inc. was beneficially owned 50% by Alanda Family Trust and 50% by Opus International, LLC.

The agreement resulted in the merger of Buytron into Celtron Acquisition Corp., and the elimination of the existence of Buytron. It further resulted in the merger of Celtron Acquisition Corp. with the Registrant, and the elimination of the existence of Celtron Acquisition Corp.

The outstanding shares of common stock of Buytron are being converted into an agrgregate of 9,859,241 shares of common stock of the Registrant. 4,859,241 of those shares are being distributed to Alanda Family Trust and 5,000,000 shares of common stock to Opus International, Inc.

As part of the transaction, Alanda is surrendering 4,140,759 shares of the Registrant’s common stock to the Registrant for cancellation, and the Registrant is, in exchange, transferring 32,374,873 shares of common stock of its subsidiary, Orbtech Holdings, Limited, to Alanda, thus reducing the Registrant’s holdings in Orbtech to 42.5% of Orbtech’s common stock.

Item 9-Financial Statements and Exhibits

c) Exhibits

Exhibit 10.17 Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2005 Celtron International, Inc. /s/ Allen Harington

By: Allen Harington, Chief Executive Officer